Exhibit 24(b)
POWER OF ATTORNEY
          KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Harris Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,500,000 shares of Harris Corporation’s common stock, par value $1.00 per share, that may be offered and sold under the Harris Corporation Retirement Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed. This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.
     The “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under New York State General Obligations Law. Notwithstanding anything to the contrary contained herein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys and agent the authority to spend each of the undersigned’s money or sell or dispose of each of the undersigned’s property.
     CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
[ Signature Pages Follow ]

SIGNATURE OF PRINCIPAL AND ACKNOWLEDGEMENT:
     In witness whereof I have hereunto signed my name on December 7, 2009.

/s/ Karen Katen	Director
Karen Katen
State of New York)
County of Bronx) ss.:
On the 7th day of December in the year before me, the undersigned, personally appeared Karen Katen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sharon Sewall
Notary Public, State of New York Signature and Office of individual taking acknowledgment

No. 01SE6165534
Qualified in Bronx County
Commission expires 5/7/2011

Power of Attorney
Karen Katen Signature Page

SIGNATURE OF PRINCIPAL AND ACKNOWLEDGEMENT:
     In witness whereof I have hereunto signed my name on December 7, 2009.

/s/ James C. Stoffel	Director
James C. Stoffel
State of New York)
County of Monroe) ss.:
On the 7th day of December in the year before me, the undersigned, personally appeared James C. Stoffel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Allison Shields
Notary Public, State of New York Signature and Office of individual taking acknowledgment

No. 01SH6208683
Commission expires 07/06/2013
Qualified in Monroe County

Power of Attorney
James C. Stoffel Signature Page

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
     You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
     Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
[ Signature Pages Follow ]

SIGNATURE OF AGENT AND ACKNOWLEDGEMENT:
I have read the foregoing Power of Attorney. I am the person identified therein as agent for the principal named therein. In witness whereof I have hereunto signed my name on December 10, 2009.

/s/ Scott T. Mikuen SCOTT T. MIKUEN

State of Florida	)
ss:
County of Brevard	)
On the 10th day of December in the year before me, the undersigned, personally appeared Scott T. Mikuen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sandra K. Racicot
Notary Public, State of Florida Signature and Office of individual taking acknowledgment

No. DD 622858
My Commission expires March 13, 2011

Power of Attorney
Scott T. Mikuen Signature Page

SIGNATURE OF AGENT AND ACKNOWLEDGEMENT:
I have read the foregoing Power of Attorney. I am the person identified therein as agent for the principal named therein. In witness whereof I have hereunto signed my name on December 10, 2009.

/s/ Eugene S. Cavallucci EUGENE S. CAVALLUCCI

State of Florida	)
ss:
County of Brevard	)
On the 10th day of December in the year before me, the undersigned, personally appeared Eugene S. Cavallucci, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sandra K. Racicot
Notary Public, State of Florida
Signature and Office of individual taking acknowledgment
No. DD 622858
My Commission expires March 13, 2011

Power of Attorney
Eugene S. Cavallucci Signature Page